EXHIBIT 10.15


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               AMENDED AND RESTATED LOAN AGREEMENT


                           dated as of

                         January 20, 1998

                           By and Among

                    OMNI ENERGY SERVICES CORP.,

                     AMERICAN AVIATION L.L.C.,

                    OMNI MARINE & SUPPLY, INC.,

                                and

                      HIBERNIA NATIONAL BANK


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               AMENDED AND RESTATED LOAN AGREEMENT



      THIS AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement") dated as of January 20, 1998, by and among OMNI ENERGY SERVICES CORP., a Louisiana corporation (the "Borrower"), AMERICAN AVIATION L.L.C., a Missouri limited liability company ("Aviation") OMNI MARINE & SUPPLY, INC., a Louisiana corporation ("Omni Marine"; Aviation and Omni Marine are herein collectively called the "Guarantor"), and HIBERNIA NATIONAL BANK, a national banking association (the "Bank").

                        R E C I T A L S:

      1. The Bank has previously extended certain credit facilities to Omni Geophysical, L.L.C., a Louisiana limited liability company ("Omni Geophysical") pursuant to that certain Loan Agreement dated as of July 19, 1996, by and between Omni Geophysical and the Bank, as heretofore amended by that certain First Amendment to Loan Agreement dated as of December 4, 1996, and by that certain Second Amendment to Loan Agreement dated as of April 4, 1997 (as so amended, the "Original Agreement").

      2. The Original Agreement was amended and restated pursuant to that certain Amended and Restated Loan Agreement dated as of June 13, 1997, by and between Omni Geophysical and the Bank, as amended by First Amendment thereto dated as of August 6, 1997, by Second Amendment thereto dated as of September 30, 1997, and by Third Amendment thereto dated as of November 21, 1997 (the Amended and Restated Loan Agreement, as amended, is herein called the "First Restated Agreement").

      3. The First Restated Agreement provides for certain credit and loan facilities to both Omni Geophysical and Aviation.

      4. Effective January 5, 1998, Omni Geophysical was merged into the Borrower, and pursuant to the merger, the Borrower assumed all of Omni Geophysical's indebtedness to the Bank.

      5. Each Guarantor is a wholly-owned subsidiary of the Borrower.

      6. The Borrower has applied to the Bank for new loans and credit facilities, the proceeds of which will be used by the Borrower, in part, to refinance the existing indebtedness of Omni
Geophysical and Aviation to the Bank.

      7.    The  Bank has agreed to provide such credit and  loan
facilities to the Borrower pursuant to the terms of this Agreement. The Agreement shall amend and restate the Original Agreement, as amended and restated by the First Restated Agreement, in its entirety.

      NOW, THEREFORE, in consideration of the mutual covenants hereunder set forth, the Borrower, the Guarantor, and the Bank do hereby amend and restate the Original Agreement, as amended and restated by the First Restated Agreement, in its entirety, and do hereby covenant and agree as follows:


                            ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1. Defined Terms. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Acquisition Loan Commitment" shall mean the agreement by the Bank to the Borrower to make loans to finance capital expenditures and/or acquisitions in accordance with the provisions of Article III hereof.

     "Acquisition Loans" shall mean the loans made by the Bank under the Acquisition Note to the Borrower in accordance with and subject to the terms of the Acquisition Loan
     Commitment.

     "Acquisition  Note" shall mean that certain promissory  note more  fully described in Section 3.2.1 hereof, together with
     any   and  all  extensions,  renewals,  modifications,   and
     substitutions therefor.

     "Agreement"  shall  mean  this  Amended  and  Restated  Loan
     Agreement, as the same may from time to time be amended, modified or supplemented and in effect.

     "Aircraft Security Agreement" shall mean that certain Aircraft Security Agreement by Aviation, Omni Geophysical, and the Bank, dated as of August 6, 1997, as amended by First Amendment thereto dated as of December 29, 1997, and as the same may be amended from time to time and in effect, affecting certain aircraft, engines, propellers, and related inventory, equipment and spare parts of Aviation.

     "Average Funded Debt" shall mean the Borrower's consolidated daily average amount outstanding under all credit facilities at Bank plus any amounts outstanding elsewhere (including any Additional Debt permitted under Section 12.5(d) of this Agreement).

     "Aviation" shall mean American Aviation L.L.C., a Missouri limited liability company, together with its successors and assigns.

     "Applicable Margin" shall mean 1.50% until March  31,  1998.
     Thereafter, the Applicable Margin shall be determined by Omni Geophysical's Average Funded Debt to EBITDA ratio (on a rolling four quarters basis), as follows:

               Average Funded Debt           Applicable
                                        to                 EBITDA
     Margin

                x > 3.00x                 2.25%
                3.00 > x > 2.50           2.00%
                2.50 > x > 2.25           1.75%
                2.25 > x > 2.00           1.50%
                2.00 > x > 1.50           1.35%
                x < 1.50                  1.25%


     "Bank" shall mean Hibernia National the Bank, a national banking association.

     "Base Rate" shall mean the rate of interest established from time to time by the Board of Directors or management of Citibank, N.A., New York, New York, as its "prime" or "base" lending rate, whether or not that rate is published, and which is not necessarily the lowest rate charged by
     Citibank, N.A., or by the Bank, such rate to be adjusted automatically on and as of the effective date of any change in such Base Rate.

     "Borrower" shall mean, individually, interchangeably, and collectively, , Omni Energy Services Corp., a Louisiana corporation, together with its successors and assigns.

     "Borrowing Base Amount" shall mean: (a) for the Revolving Loan Commitment, at any time, based upon the most recent timely submitted borrowing base certificate submitted by or on behalf of the Borrower (but not less than on a weekly basis), as the same may be adjusted by the Bank on a daily basis upon review of the Borrower's sales journals and cash receipts and as a result of field examinations of the Collateral (using reasonable lending discretion), the lesser of (i) $10,000,000.00, or (ii) the amount of Qualified Receivables at such time; or (b) for the Acquisition Loan Commitment, the lesser of (i) $9,000,000.00 or (ii) advances for acquisitions by the Borrower are limited to an earnings multiple of less than or equal to 5x projected EBITDA (based upon the Borrower's current dayrates or contracts) and advances for capital expenditures are limited to a loan to value ratio of 75% for geophysical equipment and 80% for aviation equipment. Further, for the Acquisition Loan Commitment, advances to finance the purchase of geophysical equipment are subject to a sublimit (in the aggregate) of $4,000,000.00.

     "Business Day" means a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Louisiana or a day on which national banks are authorized to be closed in New Orleans, Louisiana, and, if such day relates to a Conversion to, or Continuation of, a LIBOR Rate Loan, also a day on which dealings in Dollar deposits are carried out in the interbank market selected by the Bank for purposes of setting the LIBOR Rate.

     "Collateral" shall mean any interest in any kind of property or assets pledged, mortgaged or otherwise subject to an Encumbrance in favor of the Bank pursuant to the Collateral
     Documents.

     "Collateral Documents" shall collectively refer to the Mortgage, the Security Agreements, the Guaranty, and any and all other documents in which an Encumbrance is created on any property of the Borrower, the Guarantor, or of any third person to secure payment of the Indebtedness of either Borrower or any part thereof.

     "Commitments"  shall mean, collectively, the Revolving  Loan
     Commitment,  the Acquisition Loan Commitment, and  the  Term
     Loan Commitment

     "Credits"  shall have the meaning assigned to that  term  in
     Section 2.1 hereof.

     "Credit Application" shall have the meaning assigned to that term in Section 2.3.1 hereof.

     "Credit Commission" shall have the meaning assigned to that term in Section 2.3.3 hereof.

     "Credit Obligation" shall have the meaning assigned to that term in Section 2.3.4 hereof.

     "Debt" shall mean any and all amounts and/or liabilities owing from time to time by either Borrower to any Person, including the Bank, direct or indirect, liquidated or contingent, now existing or hereafter arising, including without limitation (i) indebtedness for borrowed money; (ii) the amounts of all standby and commercial letters of credit and bankers acceptances, matured or unmatured, issued on behalf of either Borrower; (iii) guaranties of the obligations of any other Person, whether direct or indirect, whether by agreement to purchase the indebtedness of any other Person or by agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise; (iv) the present value of all obligations for the payment of rent or hire of property of any kind (real or personal) under leases or lease agreements required to be capitalized under GAAP, and (v) trade payables and operating leases incurred in the ordinary course of business or otherwise.

     "Default" shall mean an event which with the giving of notice or the lapse of time (or both) would constitute an Event of Default hereunder.

     "Dollars"  and  "$" shall mean lawful money  of  the  United
     States of America.

     "Dominion Account" shall have the meaning ascribed to such term in Section 11.14 hereof.

     "EBITDA"   shall  mean  earnings  before  interest,   taxes,
     depreciation,   and   amortization,   less   dividends    or
     distributions.

     "Encumbrances" shall mean individually, collectively and interchangeably any and all presently existing and/or future mortgages, liens, privileges, servitudes, rights-of-way and other contractual and/or statutory security interests and rights of every nature and kind that, now and/or in the future may affect the property of either Borrower or the Guarantor or any part or parts thereof.

     "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C.
     Section 6901, et seq., the Louisiana Environmental Affairs Act, La. R.S. 30:2001 et seq., or other applicable Governmental Requirements or regulations adopted pursuant to any of the foregoing.

     "ERISA"  shall mean the Employee Retirement Income  Security
     Act of 1974, as amended from time to time.

     "Event of Default" shall mean individually, collectively and interchangeably any of the Events of Default set forth below in Section 13.1 hereof.

     "Funded Debt" shall mean, on a consolidated basis, all outstanding debt of Borrower from Bank and any other outstanding debt of Borrower owed to other creditors.

     "Funding Losses" shall mean, with respect to (a) Borrower's payment or prepayment of principal of a LIBOR Rate Loan or LIBOR Rate Tranche on a day other than the last day of the applicable Interest Period, (b) Borrower's failure to borrow a LIBOR Rate Loan or a LIBOR Rate Tranche on the date specified by Borrower; (c) Borrower's failure to make any prepayment of any LIBOR Rate Loans or LIBOR Rate Tranches on the date specified by the Borrower, or (d) any cessation of a LIBOR Rate to apply to the Loans or any Tranche thereof pursuant to Section 7.5 hereof`, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability incurred by the Bank (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain a Loan).

     "GAAP" shall mean, at any time, accounting principles generally accepted in the United States as then in effect.

     "General Intangibles" shall mean, all general intangibles as defined in 9-106 of the UCC, of the Borrower and the Guarantor, whether now owned or hereafter acquired, including without limitation (i) all contractual rights and obligations or indebtedness owing to the Borrower (other than Receivables) from whatever source arising; (ii) all things and actions, rights represented by judgments and claims arising out of tort and other claims related to the Collateral, including the right to assert and otherwise be the proper party of interest to commence and prosecute actions; (iii) all goodwill, patents, patent licenses, trademarks, trademark licenses, trade names, service marks, trade secrets, rights and intellectual property, copyrights, permits and licenses; (iv) all rights or claims in respect of refunds for taxes paid; and (v) all deposit accounts of the Borrower and the Guarantor, including the Dominion Account.

     "Governmental Requirement" shall mean any applicable state, federal or local law, statute, ordinance, code, rule, regulation, order or decree.

     "Guarantor" shall mean individually, interchangeably, and collectively Omni Marine & Supply, Inc., a Louisiana corporation, and its successors and assigns, and American Aviation L.L.C., a Missouri limited liability company, and its successors and assigns, and any wholly-owned subsidiary of Borrower that the Borrower may hereafter acquire.

     "Guaranty" shall mean, collectively, that certain Commercial
     Guaranty dated January 20, 1998 by Aviation in favor of the Bank and that certain Commercial Guaranty dated January 20,
     1998 by Omni Marine in favor of the Bank.

     "Indebtedness" shall mean, at any time, the indebtedness of the Borrower evidenced by the Notes executed by the Borrower pursuant to this Agreement, in principal, interest, costs, expenses and reasonable attorneys' fees and all other fees and charges, together with all Credit Obligations, Credit Commissions, commitment fees and other indebtedness and costs and expenses for which the Borrower is responsible under this Agreement or under any of the Related Documents. In addition, the word "Indebtedness" also includes, any and all other loans, extensions of credit, obligations, debts and liabilities of the Borrower, plus interest thereon, that may now and in the future be owed to or incurred in favor of the Bank, as well as all claims by the Bank against the Borrower, whether existing now or later; whether they are voluntary or involuntary, due or to become due, direct or
     indirect   or   by   way   of  assignment,   determined   or
     undetermined, absolute or contingent, liquidated or unliquidated; whether the Borrower may be liable individually or jointly with others, of every nature and kind whatsoever, in principal, interest, costs, expenses and reasonable attorneys' fees and all other fees and charges; whether the Borrower may be obligated as principal obligor, guarantor, surety, accommodation party or otherwise.

     "Interest Payment Date" shall have the meaning ascribed to such term in Section 6.2 hereof.

     "Interest Period" shall mean with respect to a LIBOR Rate Loan or a LIBOR Rate Tranche, each period commencing on (1) the date any such LIBOR Rate Loan or LIBOR Rate Tranche of any new Loan is made, or (2) the day following the last day of the immediately preceding Interest Period for which a LIBOR Rate-based rate for the LIBOR Rate Loan or LIBOR Rate Tranche is applicable and is continued, and, in each case, ending on the numerically corresponding day in the first, second, or third calendar month thereafter, as a Borrower may select as provided in Article VI hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise commence before and end after the final maturity date of the Loan to which it relates, such Interest Period shall end on the final maturity date of such Loan; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, unless such next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

     "LIBOR Rate" shall mean, with respect to the applicable Interest Period in effect, an interest rate per annum equal to the quotient (converted to a percentage) of (i) the rate per annum of interest equal to the annual rate of interest (rounded upward to the nearest whole multiple of 1/100 of 1%, if such average is not such a multiple) determined by the Bank, at or before 11:00 a.m. New Orleans, Louisiana time on the first day of such Interest Period, to be the annual rate of interest at which deposits of Dollars are offered by prime banks in whatever London interbank market may be selected by the Bank in its sole discretion, acting in good faith, at the time of determination and in accordance with then existing practice in such market for delivery on the first day of such Interest Period in immediately available funds and having a maturity equal to such Interest Period in an amount equal (or as nearly equal as may be) to the applicable LIBOR Rate Loan, divided by
     (ii) 1.00 minus the LIBOR Reserve Requirement (as defined below), expressed as a decimal, for such Interest Period. "LIBOR Reserve Requirement" shall mean for any day during an Interest Period, that percentage which is specified by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for the Bank with respect to liabilities consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) with a maturity equal to such Interest Period. In determining the percentage, the Bank may use any reasonable averaging and attribution methods. Each determination by the Bank of a LIBOR Rate or of the LIBOR Reserve Requirement used in determining same shall be conclusive and binding, absent manifest error.

     "LIBOR Rate Loan" shall mean any of the Loans (or any portion thereof) bearing interest calculated on the basis of the LIBOR Rate.

     "LIBOR Rate Tranche" shall mean the amount of any Loan of the Borrower that constitutes a LIBOR Rate Loan for a specific Interest Period.

     "Loans" shall mean, collectively, the Revolving Loans, the Acquisition Loans, and the Term Loan.

     "Loan Documents" shall mean this Agreement, the Notes, the Collateral Documents and any other Related Documents.

     "Material Adverse Change" shall mean, with respect to the Borrower or either Guarantor, an event which causes a material adverse effect on the business, assets, operations or condition (financial or otherwise) of such Person, or which otherwise changes in a materially adverse way any other facts, circumstances or conditions which the Bank has relied upon or utilized in making its Commitments hereunder.

     "Mortgage" shall mean that certain Multiple Indebtedness Mortgage by Omni Geophysical in favor of the Bank dated June 13, 1997, as amended from time to time and in effect, pursuant to which the Bank is granted a mortgage lien on certain real property in Lafayette Parish, Louisiana; which Mortgage is recorded in the mortgage records of Lafayette Parish under File No. 97-020694.

     "Notes" shall mean, collectively, the Revolving Note, the Acquisition Note and the Term Note, as each of them may be renewed or extended, together with all other promissory note or notes given in renewal, substitution or as a refinancing of any part of the indebtedness evidenced thereby.

     "Omni  Geophysical" shall mean Omni Geophysical,  L.L.C.,  a
     Louisiana limited liability company, together with its successors and assigns.

     "Omni  Marine"  shall mean Omni Marine  &  Supply,  Inc.,  a
     Louisiana corporation, together with its successors and assigns.

     "Permitted Encumbrances" shall have the meaning ascribed to such term in Section 12.4 hereof.

     "Person" shall mean an individual or a corporation, partnership, trust, joint venture, incorporated or unincorporated association, joint stock company, government, or an agency or political subdivision thereof, or other entity of any kind.

     "Qualified Receivables" shall mean eighty percent (80%) of the Receivables of the Borrower and/or the Guarantor, carried on their respective books of account, which, on the date as of which the determination is made, (a) are subject to a first priority perfected Encumbrance in favor of the
     Bank, (b) arose in the ordinary course of business of the Borrower and/or the Guarantor, (c) arose from the sale of goods or performance of services by the Borrower and/or the Guarantor, (d) are evidenced by an "invoice" (i.e., an invoice, shipping order or similar writing), (e) are not subject to setoff, counterclaim, defense, or a dispute of any kind or nature, (f) are not more than 90 days old, (g) are payable by Persons other than any Person who is an affiliate (as defined in accordance with GAAP) of the Borrower and/or the Guarantor or an officer or director of the Borrower and/or the Guarantor or an officer or director of an affiliate of the Borrower and/or the Guarantor, (h) are not payable by the United States of America or any agency or department thereof (unless such Receivable has been assigned to the Bank pursuant to a properly perfected assignment under the Federal Assignment of Claims Act, 31 U.S.C. 3727), (i) do not by their own terms prohibit the collateral assignment thereof or require the consent of the obligor thereon to any collateral assignment thereof, (j) do not arise out of a transaction with an account debtor outside the United States of America (unless covered by a letter of credit acceptable to the Bank), (k) are not Receivables due by a Person from whom over 50% of its entire accounts receivable balance with the Borrower or the Guarantor is unpaid for more than 90 days past the invoice date(s) related thereto, (l) are not credit balances, (m) are not Receivables which the Bank believes, in its sole credit judgment reasonably applied, that collection of such Receivables is insecure or that such Receivables may not be paid by reason of the account debtor's financial inability to pay or that such Receivables are otherwise unacceptable collateral, (n) are not that portion of the Receivables due by a single Person which are in excess of 25% (but in no event in excess of 50%) of all of the Receivables due to the Borrower and/or the Guarantor where such Person is not rated or is rated (by a national rating agency acceptable to the
     Bank) less than BBB-; provided, the term "Qualified Receivables" shall include all Receivables of any single Person which would otherwise qualify as such which do not exceed 50% of all of the Receivables of the Borrower where such Person is rated (by a national rating agency acceptable to the Bank) BBB- or better, and (o) commencing 90 days from the date hereof, are owed by a Person who has either signed an acceptance of the work giving rise to the Receivable or signed an acceptance of the proposal for work giving rise to the Receivable. For purposes of this Agreement, a Receivable is 90 days old on the 90th day after the date of the invoice evidencing such Receivable (regardless of the due date of such invoice).

     "Receivables" shall mean, with respect to such Person, all accounts (as such term is defined in 9-106 of the UCC) of such Person, including all indebtedness presently existing or hereafter owing to such Person in connection with such Person's business, profession, occupation or undertaking, including, but not limited to, the sale of goods or the performance of services, together with all proceeds thereof; excluding, however, any indebtedness due to or arising out of claims in tort and indebtedness evidenced by a promissory note or a negotiable instrument.

     "Related Documents" shall mean and include individually, collectively, interchangeably and without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, collateral mortgages, deeds of trust, and all other instruments and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

     "Request for Advance" shall mean the Borrower's request for an Acquisition Loan or a Revolving Loan, as the case may be.

     "Revolving Loan Commitment" means the agreement by the Bank to the Borrower to make Revolving Loans and to issue Credits in accordance with the provisions of Article II hereof.

     "Revolving Loans" shall mean loans made by the Bank under the Revolving Note to the Borrower in accordance with and subject to the terms of the Revolving Loan Commitment.

     "Revolving  Note"  shall mean that certain  promissory  note more  fully described in Section 2.2.1 hereof, together with
     any   and  all  extensions,  renewals,  modifications,   and
     substitutions therefor.

     "Security Agreements" shall mean (i) that certain Commercial Security Agreement dated July 19, 1996, by Omni Geophysical in favor of the Bank, as amended by First Amendment thereto dated as of June 13, 1997, by Second Amendment thereto dated as of August 6, 1997, by Third Amendment thereto dated as of September 30, 1997, by Fourth Amendment thereto dated as of November 21, 1997, and by Fifth Amendment thereto dated as of January 20, 1998, affecting all of the properties described therein, (ii) that certain Security Agreement (Fixtures) by Omni Geophysical dated as of June 13, 1997 in favor of the Bank, as amended by First Amendment thereto dated as of January 20, 1998, (iii) the Aircraft Security Agreement, as amended by First Amendment thereto dated as of December 29, 1997, and by Second Amendment thereto dated as of January 20, 1998, (iv) Commercial Security Agreement dated August 6, 1997 by Aviation in favor of the Bank, as amended by First Amendment thereto dated as of January 20, 1998, (v)Commercial Security Agreement by the Borrower in favor of the Bank dated as of January 20, 1998, (vi) Commercial Security Agreement by Omni Marine dated as of January 20, 1998 in favor of the Bank, (vii) all UCC-1 financing statements, and related documents required by the Bank in connection with any of the foregoing, (viii) all amendments or modifications to any of the foregoing, and
     (ix) all additional security agreements hereafter granted by any Person as security for the Indebtedness, together with any and all amendments or modifications to any of the foregoing.

     "Solvent" shall mean, when used with respect to any Person on a particular day, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all of the facts and circumstances existing at such time, represents the amount that can be reasonably expected to become an actual or matured liability.

     "Subsidiaries" shall mean at any date with respect to any Person all the corporations of which such Person at such date, directly or indirectly, owns 50% or more of the outstanding capital stock (excluding directors' qualifying shares), and "Subsidiary" means any one of the Subsidiaries.

     "Tangible Net Worth" shall mean, at any time, the Borrower's consolidated total assets excluding intangible assets (i.e., patents, copyrights, trademarks, trade names, franchises, goodwill, organizational expenses, and similar intangible expenses, but including leaseholds and leasehold improvements), less the consolidated total liabilities of the Borrower.

     "Termination  Date" shall mean, with respect to  the  Bank's
     Commitments the earlier to occur of (i) January 20, 2000, or
     (ii) the date of termination of the Commitments pursuant  to
     Article XIII hereof.

     "Term Loan" shall have the meaning assigned to that term  in
     Section 4.1 hereof.

     "Term Loan Commitment" shall have the meaning assigned to that term in Section 4.1 hereof.

     "Term Note" shall have the meaning assigned to that term  in
     Section 4.2 hereof.

     "Tranche"  shall  mean  a  portion  of  any  of  the   Loans
     outstanding to the Borrower that bears interest at a particular LIBOR Rate.

     "UCC" shall mean the Uniform Commercial Code, Commercial Laws-Secured Transactions (La. R.S. 10-9-101 et seq.) in the State of Louisiana, as amended from time to time, provided that if by reason of mandatory provisions of law, the perfection or effect of perfection or non-perfection of the Bank's Encumbrances against the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Louisiana "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction.

      Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.


                            ARTICLE II

                       REVOLVING LOANS AND
                        LETTERS OF CREDIT

     Section 2.1. The Revolving Loan Commitment. Subject to the terms and conditions of this Agreement, the Bank agrees to extend credit to the Borrower during the period from the date hereof until the Termination Date (a) by making Revolving Loans to the Borrower from time to time, and (b) by the Bank issuing irrevocable standby and commercial letters of credit (said irrevocable standby and commercial letters of credit being referred to herein as the "Credits") for the account of the Borrower from time to time; provided, however, that at no time shall the sum of (1) the aggregate principal amount of Revolving Loans to the Borrower at such time outstanding, plus (2) the aggregate unfunded amount of Credits issued for the account of the Borrower at such time outstanding, exceed the Borrowing Base Amount then in effect. In the event, at any time, and from time to time, the sum of all outstanding Revolving Loans and Credits issued and outstanding to the Borrower exceeds the Borrowing Base Amount then in effect, the Borrower shall prepay the Revolving Loans by such an amount to cause the sum of the Revolving Loans and Credits outstanding to the Borrower to equal the Borrowing Base Amount (or, at the option of the Bank, the Borrower may post cash collateral to secure such deficiency in the Borrowing Base Amount).

     Section 2.2.  Revolving Loans.

      Section 2.2.1. Revolving Loans. Subject to the terms and conditions of this Agreement, the Bank agrees to make Revolving Loans to the Borrower from time to time during the period from the date hereof to and including the Termination Date; provided, however, that (1) no such Revolving Loan shall exceed an amount which, when added to (i) the aggregate principal amount of all Revolving Loans to the Borrower at such time outstanding, plus
(ii) the aggregate undisbursed amount of Credits issued for the account of the Borrower at such time outstanding, exceeds the Borrowing Base Amount then in effect. Within the limits set forth herein, the Borrower may borrow from the Bank hereunder, repay any and all such Revolving Loans as hereinafter provided and reborrow hereunder. The Borrower's obligation to repay the Revolving Loans made by the Bank shall be evidenced by a master promissory note of the Borrower (said promissory note being herein referred to as the "Revolving Note"), payable to the order of the Bank in the principal sum of $10,000,000.00 or such other or lesser amount as may be reflected from time to time on the on the books and records of the Bank as evidencing the aggregate unpaid principal balance of all Revolving Loans made to the Borrower, with a final maturity of January 20, 2000, and bearing interest at the rate or rates from time to time in effect pursuant to the terms of Article VI hereof. Interest on the Revolving Note shall be payable in accordance with the terms of
Section 6.2 hereof.

      Section  2.2.2.  Manner and Notice of Borrowing  Under  the
Revolving Loan Commitment. Requests For Advances under the Revolving Loan Commitment may be made by the Borrower in person, in writing (including facsimile transmission) or through telephone calls to the Bank and such requests shall be fully authorized by the Borrower if made by any one of the persons designated by the Borrower in writing to the Bank. The Bank shall have the right, but not the obligation, to verify any telephone requests by calling the person who made the request at the telephone number designated by the Borrower in writing to the Bank. Requests For Advances must be received by not later than 11:00 a.m. (Central Time) on the date of the proposed advance. Not later than the close of business on the date of such request, assuming all conditions of this Agreement for such advance has been satisfied, the Bank will make such advance. The amount thereof shall be credited by the Bank to the checking account maintained in the name of the Borrower with the Bank and the credit advice resulting therefrom shall be mailed to the Borrower. The Bank's copy of such credit advice indicating such deposit to the account of the Borrower shall be deemed conclusive evidence of the Borrower's indebtedness to the Bank in connection with such borrowing. The aggregate outstanding amount of principal and interest due by the Borrower at any given time under the Revolving Loan Commitment shall be and constitute the indebtedness of the Borrower to the Bank under the Revolving Note made by the Borrower. When each advance is made by the Bank to the Borrower hereunder, the Borrower shall be deemed to have renewed and reissued its Revolving Note for the amount of the advance plus all amounts due by the Borrower to the Bank under the Revolving Loan Commitment immediately prior to such advance.

       Section 2.2.3. Borrowings Under the Revolving Loan Commitment. Within the limits of the Revolving Loan Commitment to the Borrower hereunder and subject to the terms and conditions of this Agreement, the Bank shall only be obligated to lend the Borrower an amount which will not cause its Borrowing Base Amount to be exceeded. During the period of the Revolving Loan Commitment, the Borrower may use the Revolving Loan Commitment by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions of this Agreement.

      Section 2.2.4. Payment of the Revolving Note Under the Revolving Loan Commitment. Interest on the unpaid principal balance of the Revolving Note shall be payable in accordance with the terms of Section 6.2 hereof. Principal shall be payable on the Termination Date; provided, however, in the event at any time the aggregate outstanding principal amounts of the Revolving Loans to the Borrower, when added to the aggregate unfunded amounts of Credits at such time outstanding to the Borrower, causes its Borrowing Base Amount to be exceeded, the Borrower shall immediately upon demand by the Bank prepay its Revolving
Note in an amount necessary to cause the aggregate principal amount of its unpaid Revolving Loans plus the aggregate unfunded amount of its Credits to equal its Borrowing Base Amount (or, at the option of the Bank, the Borrower may post cash collateral to secure such deficiency in its Borrowing Base Amount). The Borrower hereby authorizes the Bank to debit the Dominion Account to pay interest due on the Revolving Note on each Interest Payment Date, and to credit all proceeds of the Receivables received in the Dominion Account when collected (or earlier, if the Bank in its sole discretion allows such funds to be available to the Borrower prior to the date on which any checks or other instruments given in payment of Receivables are actually collected) towards payment of the Revolving Loans outstanding under the Revolving Note. Further, in the event there is no outstanding debt under the Revolving Note, the Borrower authorizes the Bank to sweep daily the proceeds from the Dominion Account into the Borrower's operating account with Bank. The Bank agrees to give notice to the Borrower of any debits to the said funding account used to pay interest within three (3) Business Days following each such debit.

     Section 2.2.5.  Reserved

      Section 2.2.6. Proceeds of Dominion Account. The Borrower has executed a lockbox agreement with the Bank, pursuant to which all checks, drafts and other instruments evidencing payment of the Borrower's Receivables shall be delivered to the Bank and deposited into the Borrower's Dominion Account more fully described in Section 11.14 hereof. The Borrower hereby authorizes the Bank to apply, on a daily basis, the proceeds of all its accounts receivable actually collected (or, at the sole discretion of the Bank, amounts which have been received but not yet collected) by the Bank from the Dominion Account to reduce the outstanding principal balance of the Revolving Loans due. Such payments will adjust availability immediately for purposes of loan availability and on the next day for bookkeeping and interest purposes.

     Section 2.2.7. Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loan Commitment solely to refinance existing indebtedness incurred by Omni Geophysical and thereafter to finance working capital requirements and general corporate purposes of the Borrower.

     Section 2.2.8. Overlines and Overadvances. Notwithstanding the provisions of Section 2.2.1 hereof, in the event that at any time the aggregate unpaid principal amount of the Revolving Loans ever exceeds $10,000,000 (the maximum possible amount of the Borrowing Base Amount), the Borrower agrees to pay the excess amount (an "overline") immediately upon demand by the Bank. In the event the unpaid principal amount of the Revolving Loans ever exceeds the Borrowing Base Amount then in effect, the Borrower agrees to pay the excess amount (an "overadvance") immediately upon demand by the Bank. Overlines and overadvances shall bear interest at the rate (or at the highest rate, if more than one rate is then in effect) borne by the Revolving Note. Upon request of the Bank, the Borrower shall execute a promissory note, payable to the order of the Bank, to represent the amount of any overline or overadvance; however, the Borrower acknowledges and agrees that the records of the Bank and this Agreement shall constitute conclusive evidence of any overline or overadvance and the obligation of the Borrower to repay any overline or overadvance, with interest. All overlines and overadvances for which the Bank has not demanded payment earlier, and all unpaid and accrued interest on overlines and overadvances not due and payable earlier, shall be due and payable on the Termination Date. The Borrower acknowledges and agrees that the Bank is not obligated to the Borrower to fund any advance which would create an overline or overadvance.


     Section 2.3.  The Credits.

      Section 2.3.1. The Credits. Upon the written application of the Borrower, using the form of letter of credit application then normally required by the Bank in connection with the issuance of such Credits (the "Credit Application"), executed by the Borrower (or by any one of the persons designated by the Borrower in writing to the Bank in accordance with the terms hereof), the Bank agrees, subject to the terms and conditions of this Agreement, that it will issue its Credit substantially in accordance with the Credit Application. Credits may either be commercial letters of credit, in which case they shall have an expiry date on a Business Day not later than the earlier to occur of the Termination Date, or standby letters of credit issued to secure workers' compensation obligations of the Borrower (or for other purposes deemed acceptable by the Bank in its sole discretion), in which case they shall have an expiry date not later than the earlier to occur of the Termination Date or one year from the date of issuance. In no event shall a Credit be issued by the Bank for the account of the Borrower (i) if the sum of the face amount thereof when added to the aggregate unfunded amount of Credits issued for the account of the Borrower then outstanding exceeds $1,000,000.00 or (ii) if the sum of the face amount thereof when added to the aggregate unfunded amount of Credits issued for the account of the Borrower then outstanding plus the aggregate principal amount of the Revolving Loans to the Borrower at such time outstanding exceeds the Borrowing Base Amount then in effect.

      Section 2.3.2. Issuance of Credits. Each Credit shall be issued not later than three (3) Business Days after receipt by the Bank of the Credit Application related thereto. No later than 12:00 noon (Central Time) on the third Business Day following receipt of the Credit Application and upon fulfillment of the applicable conditions set forth in this Agreement, the Bank shall issue its Credit. The Bank may rely fully and completely upon the authority of the signatory of the Credit Application and the contents thereof unless such authority is terminated by written notice delivered to the Bank, and any such termination of authority shall be effective only prospectively.

      Section 2.3.3. Credit Commission. The Borrower agrees to pay to the Bank the standard fees charged and established by the Bank from time to time for the issuance and processing of letters of credit (the "Credit Commission") with respect to each Credit created by the Bank hereunder. Payment of such Credit Commission with respect to each Credit created by the Bank shall be paid in advance on the date of issuance of the Credit. With respect to standby Credits issued hereunder, the Borrower unconditionally agrees to pay to the Bank, in addition to the Bank's standard fees for the issuance and processing of such Credits, a commission, payable in advance on or before the date of issuance of each Credit, calculated at the rate of 1.50% per annum on the face amount of each Credit, based upon the number of days of the term of each such Credit divided by 360, which commission shall not be less than $300.00 per standby letter of credit.

      Section 2.3.4. Credit Obligations. The Borrower agrees unconditionally to pay the Bank on demand in United States currency at the Bank's principal office in New Orleans, Louisiana, the amount required to pay (a) any and all drafts drawn and any and all demands made or purported to be made under any Credit issued for its account, (b) any and all costs, charges, fees and/or expenses incurred or paid by the Bank in connection with any Credit issued for its account, and (c) interest on such amounts described above under (a) and (b) as hereinafter provided (the "Credit Obligations"). In the event of any drafts drawn and any and all demands made under any Credit are payable in foreign currency, the Borrower agrees to make the aforementioned payment to the Bank in United States currency at the Bank's selling rate for cable transfers to the place of payment of such draft on the date of such payment. Such obligation of the Borrower shall be deemed a Credit Obligation hereunder. The Borrower further agrees to comply with any and all governmental currency exchange regulations or requirements now or hereafter applicable to such Credit or to any drafts related thereto. The Borrower further authorizes the Bank, at its option, to compensate itself by applying any part or all of the balance of any deposit account or certificate of deposit which the Borrower may maintain with the Bank, at any time, whether or not the deposit is mature, and/or any and all monies or property or interest of any kind now or hereafter in the Bank's hands, or in transit to or from the Bank, and belonging to the Borrower, to the payment, in whole or in part, of the amount of any draft and all interest, costs and attorney's fees which the Borrower may owe the Bank pursuant to this Agreement. In the event a Credit Obligation is not paid when demanded by the Bank, the Borrower agrees to pay to the Bank on demand a sum equal to the amount of the Credit Obligation, plus interest thereon from the date the Credit Obligation is demanded by the Bank until paid at the interest rate then in effect under the Revolving Note. A payment shall not be deemed made until funds therefor have been actually collected and made available to the Bank. Upon the occurrence of an Event of Default hereunder, the Borrower agrees to pay to the Bank on demand a sum equal to the aggregate unfunded amounts of all Credits outstanding, together with interest thereon at the Base Rate, or at any higher rate of interest which the Bank may impose as a default rate pursuant to the terms of the Borrower's Revolving Note issued pursuant to the terms hereof (such obligation of the Borrower shall be deemed a Credit Obligation as such term is used herein). Upon the occurrence of such Event of Default, the Bank may exercise its right of offset and compensation set forth above in this Section
2.3.4. Any amount which the Bank offsets or which the Borrower may pay to the Bank in excess of drafts actually drawn on any outstanding Credits, shall be held by the Bank in pledge to secure the payment of future drafts until the Commitments to the Borrower have been terminated, all Indebtedness of the Borrower has been paid in full, and no further Credits issued for the account of the Borrower are outstanding.

      Section 2.3.5. Revolving Loans. In the event that Credit Obligations owed the Bank by the Borrower are not paid when due for any reason including Credit Obligations arising upon occurrence of an Event of Default hereunder, notwithstanding the limitation contained in Section 2.2.1, such Credit Obligations shall be immediately paid by the Borrower pursuant to Revolving
Loans in the amount of such Credit Obligations. Such Credit Obligations shall be immediately converted to Revolving Loans by the Bank and evidenced by the Revolving Note. If at any time any Event of Default occurs and any portion of any Credits remains unfunded, the Borrower for whose account such Credits were issued shall pay to the Bank in cash for application to future drawings under the outstanding Credits, an amount equal to the aggregate unfunded portion of the outstanding Credits. If the Borrower does not pay such amount on demand, notwithstanding the limitation contained in Section 2.2.1, such amount shall be immediately paid by the Borrower by Revolving Loans to the Borrower from the Bank. Such amount shall be immediately converted to a Revolving Loan by the Bank and shall be evidenced by the Revolving Note. The amount of such Revolving Loans shall be held by the Bank in pledge securing all of the Borrower's obligations under this Agreement, with the Borrower hereby granting the Bank a continuing security interest in such funds as security for the Indebtedness of the Borrower until the Commitments have all terminated, all Indebtedness of the Borrower has been paid in full, and no further Credits issued for the account of the Borrower are outstanding.

      Section 2.3.6. Hold Harmless. The Bank shall have the right to deliver the Credit through any correspondents or agents (the "Correspondents") that the Bank in its sole discretion may choose. Except in the case of the Bank's gross negligence or willful misconduct, the Borrower shall hold the Bank harmless from any actions that arise out of the handling of such delivery by the Correspondents making the delivery. The Borrower further agrees that the Bank and any Correspondent shall not in any way be responsible for performance by any beneficiary of obligations to the Borrower nor for the form, validity, sufficiency, correctness, truthfulness or genuineness of any documents delivered in connection with any Credit, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; for failure of any Credit draft to bear any reference or correct reference to the Credit; for errors, omissions, or delays in transmission or delivery of any messages, whether by mail, cable, teletransmission, or otherwise; or for any error, neglect or default of any Correspondents. The Borrower further agrees that, if any of the above events should occur, such event will not affect, impair or prevent the Borrower's liability or the Bank's rights or powers hereunder. No liability shall attach to the Bank or to the Correspondents for any losses or damage, in consequence of present or future laws, censorships, regulations, decrees, orders or restrictions, right or wrongfully exercised by an de facto or de jure government or governmental agency. Without limiting the foregoing, and in addition to any other provision hereof, the Bank is hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of the Credit without regard to, and without any duty on the Bank's part to inquire into, the existence of any disputes or controversies between the Borrower and the beneficiary or any other person, firm, or corporation, or the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any documents presented under the Credit are true and correct. The Borrower fully understands and agrees that the sole obligation of the Bank to the Borrower shall be limited to honoring requests for payment made under and in compliance with the Credit and the obligation of the Bank remains so limited even if the Bank may have assisted the Borrower in the preparation of the wording of the Credit or any documents required to be presented thereunder or if the Bank may otherwise be aware of the underlying transaction giving rise to the Credit. If the Bank, in its sole discretion and at the written request of the Borrower, agrees to any change or modification to the amount or terms of any Credit or any instrument or document related thereto, the Borrower agrees that this Agreement shall be binding upon it with regard to any changes or modifications and with regard to any actions taken by the Bank or by any agents or Correspondents relative thereto.



                           ARTICLE III

                       ACQUISITION LOANS

      Section 3.1. The Acquisition Loan Commitment. Subject to the terms and conditions of this Agreement, the Bank agrees to extend credit to the Borrower during the period from the date hereof until January 20, 1999 by making Acquisition Loans to the Borrower from time to time for the account of the Borrower; provided, however, (i) advances under the Acquisition Loan Commitment are subject to a sublimit for geophysical equipment purchases and loan availability limits, all as set forth in the definition of Borrowing Base Amount applicable to the Acquisition Loan Commitment, and (ii) that at no time shall the sum of the aggregate principal amount of Acquisition Loans to the Borrower at such time outstanding exceed the Borrowing Base Amount then in effect. In the event, at any time, and from time to time, the sum of all outstanding Acquisition Loans issued and outstanding to the Borrower exceeds the Borrowing Base Amount then in effect, the Borrower shall prepay the Acquisition Loans by such an amount to cause the sum of the Acquisition Loans outstanding to the Borrower to equal the Borrowing Base Amount (or, at the option of the Bank, the Borrower may post cash collateral to secure such deficiency in the Borrowing Base Amount). The Acquisition Loan Commitment is a non-revolving loan commitment.

     Section 3.2.  Acquisition Loans.

      Section 3.2.1. Acquisition Note. Subject to the terms and conditions of this Agreement, the Bank agrees to make Acquisition loans to the Borrower from time to time during the period of the date hereof to January 20, 1999, provided however, that (1) no such Acquisition Loan shall exceed an amount which, when added to
(i) the aggregate principal amount of all Acquisition Loans to the Borrower at such time outstanding exceeds the Borrowing Base Amount then in effect. The Borrower's obligation to repay the Acquisition Loans made by the Bank shall be evidenced by a master promissory note of the Borrower (said promissory note being herein referred to as the "Acquisition Note"), payable to the order of the Bank in the principal sum of $9,000,000.00 or such other or lesser amount as may be reflected from time to time on the books and records of the Bank as evidencing the aggregate unpaid principal balance of Acquisition Loans made to the Borrower, with a final maturity of January 20, 2000, and bearing interest at the rate or rates from time to time in effect pursuant to the terms of Article VI hereof. Interest on the Acquisition Note shall be payable in accordance with the terms of
Section 6.2 hereof.

      Section  3.2.2.  Manner and Notice of Borrowing  Under  the
Acquisition  Loan  Commitment.  Requests For Advances  under  the
Acquisition Loan Commitment may be made by the Borrower in person, in writing (including facsimile transmission) or through telephone calls to the Bank and such requests shall be fully authorized by the Borrower if made by any one of the persons designated by the Borrower in writing to the Bank. The Bank shall have the right, but not the obligation, to verify any telephone requests by calling the person who made the request at the telephone number designated by the Borrower in writing to the Bank. Requests For Advances must be received by not later than 11:00 a.m. (Central Time) on the date of the proposed advance. Not later than the close of business on the date of such request, assuming all conditions of this Agreement for such advance has been satisfied, the Bank will make such advance. The amount thereof shall be credited by the Bank to the checking account maintained in the name of the Borrower with the Bank and the credit advice resulting therefrom shall be mailed to the Borrower. The Bank's copy of such credit advice indicating such deposit to the account of the Borrower shall be deemed conclusive evidence of the Borrower's indebtedness to the Bank in connection with such borrowing. The aggregate outstanding amount of principal and interest due by the Borrower at any given time under the Acquisition Loan Commitment shall be and constitute the indebtedness of the Borrower to the Bank under the Acquisition Note made by the Borrower. When each Acquisition Loan is made by the Bank to the Borrower hereunder, the Borrower shall be deemed to have renewed and reissued its Acquisition Note for the amount of the advance plus all amounts due by the Borrower to the Bank under the Acquisition Loan Commitment immediately prior to such advance.

      Section 3.2.3. Borrowings Under the Acquisition Loan Commitment. Within the limits of the Acquisition Loan Commitment and subject to the terms and conditions of this Agreement, the Bank shall only be obligated to lend the Borrower an amount which will not cause the Borrowing Base Amount to be exceeded.

      Section 3.2.4. Payment of the Acquisition Note Under the Acquisition Loan Commitment. Interest on the unpaid principal balance of the Acquisition Note shall be payable quarterly for the first twelve (12) months. Thereafter, principal and interest shall be paid quarterly based on a five (5) year straight line amortization, with a final maturity of January 20, 2000. In the event at any time the aggregate outstanding principal amounts of the Acquisition Loans to the Borrower causes the Borrowing Base Amount to be exceeded, the Borrower shall immediately upon demand by the Bank prepay its Acquisition Note in an amount necessary to cause the aggregate principal amount of its unpaid Acquisition Loans to equal the Borrowing Base Amount (or, at the option of the Bank, the Borrower may post cash collateral to secure such deficiency in its Borrower Base Amount). The Borrower hereby authorizes the Bank to debit the Dominion Account to pay interest due on the Acquisition Note on each Interest Payment Date during the first twelve (12) months. The Bank agrees to give notice to the Borrower of any debits to the said funding account used to pay interest within three (3) Business Days following each such debit.

     Section 3.2.5. Use of Proceeds. The Borrower shall use the proceeds of the Acquisition Loan Commitment solely to finance capital expenditures and acquisitions.

     Section 3.2.6. Overlines and Overadvances. Notwithstanding the provisions of Section 3.2.1 hereof, in the event that at any time the aggregate unpaid principal amount of the Acquisition Loans ever exceeds $9,000,000 (the maximum possible amount of the Borrowing Base Amount), the Borrower agrees to pay the excess amount (an "overline") immediately upon demand by the Bank. In the event the unpaid principal amount of the Acquisition Loans ever exceeds the Borrowing Base Amount then in effect, the Borrower agrees to pay the excess amount (an "overadvance") immediately upon demand by the Bank. Overlines and overadvances shall bear interest at the rate (or at the highest rate, if more than one rate is then in effect) borne by the Acquisition Note. Upon request of the Bank, the Borrower shall execute a promissory note, payable to the order of the Bank, to represent the amount of any overline or overadvance; however, the Borrower acknowledges and agrees that the records of the Bank and this Agreement shall constitute conclusive evidence of any overline or overadvance and the obligation of the Borrower to repay any overline or overadvance, with interest. All overlines and overadvances for which the Bank has not demanded payment earlier, and all unpaid and accrued interest on overlines and overadvances not due and payable earlier, shall be due and payable on the Termination Date. The Borrower acknowledges and agrees that the Bank is not obligated to the Borrower to fund any advance which would create an overline or overadvance.


                            ARTICLE IV

                            TERM LOAN

      Section  4.1.   The  Term  Loan.   Subject  to  the  terms,
conditions and provisions of this Agreement, the Bank agrees to make a term loan (the "Term Loan") to the Borrower in an amount not to exceed $10,951,810.41 ("Term Loan Commitment").

     Section 4.2. The Term Note. The Borrower's indebtedness to the Bank pursuant to the Term Loan shall be evidenced by a promissory note of the Borrower (said promissory note being herein referred to as the "Term Note"), payable to the order of the Bank in the principal sum of the amount of the Term Loan Commitment, with a final maturity of January 20, 2000, and bearing interest at the rate or rates from time to time in effect pursuant to the terms of Article VI hereof the Term Note. The Term Note shall be due and payable in quarterly installments, based on a five (5) year straight line amortization, but with a final maturity of January 20, 2000.

      Section 4.3. Prepayments of the Term Loan. A two percent (2%) prepayment fee shall be payable by the Borrower to the Bank in the event the Borrower prepays the Term Loan (or any portion thereof) within twelve (12) months from the date of this Agreement with loan proceeds from another lender. Otherwise, the Borrower shall have the right to prepay the Term Loan in whole or in part at any time without payment of premium or penalty, other than for Funding Losses incurred by the Bank as a result thereof.

     Section 4.4. Proceeds. The proceeds of the Term Loan shall be used by the Borrower to refinance the "Bridge Loan" made to Omni Geophysical and Aviation by the Bank under the First
Restated Agreement.


                            ARTICLE V

                              FEES

      Section  5.1.  Commitment Fee.  In addition to  the  Credit fees and commissions described in Section 2.3.3 above, the Borrower shall pay to the Bank a commitment fee of $10,792.00, payable upon execution of this Agreement by the Borrower. The Borrower hereby authorizes the Bank to debit its account maintained with the Bank for collection of the fee. In addition, the parties have entered into a letter agreement addressing additional commitment fee matters.

     Section 5.2. Unused Fee. The Borrower shall pay the Bank a fee equal to 0.38% per annum on the unused portion of the Revolving Loan Commitment and the Acquisition Loan Commitment, payable quarterly in arrears, commencing April 20, 1998, and quarterly thereafter, and on the Termination Date. The unused portion of the Revolving Loan Commitment and the Acquisition Loan Commitment shall be determined on a daily basis by subtracting from $19,000,000.00 the amount of all Acquisition Loans, Revolving Loans, and Credits outstanding, and by averaging said daily amounts for the period for which the fee is to be determined.

      Section  5.3.  Stock Option.  The provisions  of  paragraph
3(c)(ii) of the Second Amendment to the First Restated Agreement shall remain in effect.


                           ARTICLE VI

                  INTEREST PAYABLE ON THE LOANS

      Section 6.1. Interest on the Loans. The unpaid principal amounts of all Loans or Tranches shall bear interest at the LIBOR Rate plus the Applicable Margin then in effect for such Loans as determined by the Bank at the time such LIBOR Rate is determined for any of the Loans or Tranches thereof.

      Section 6.2. Payment of Interest on the Loans. Interest on all Loans shall be payable on the last Business Day of each quarter and on the final maturity date of each such Loan (each such interest payment date for any Loan being herein referred to as an "Interest Payment Date").


                           ARTICLE VII

                   CERTAIN GENERAL PROVISIONS

      Section 7.1. Payments to the Bank. All payments of principal, interest, commitment fees and any other amounts due hereunder or under any of the other Related Documents shall be made to the Bank at the Bank's office at 313 Carondelet Street, New Orleans, Louisiana 70130, or at such other location that the Bank may from time to time designate in writing to the Borrower, in each case in immediately available funds.

      Section 7.2. No Offset, etc. All payments by the Borrower hereunder and under any of the other Related Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Bank, on the date on which such amount is due and payable hereunder or under such other Related Document, such additional amount in Dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Documents.

     Section 7.3. Computations. All computations of interest on the Loans and of commitment or other fees shall be assessed utilizing a 360-day daily interest factor over the number of days in an actual calendar year (365 days or 366 days in a leap year). The Bank shall determine each interest rate applicable to the Loans in accordance with this Agreement, and the Bank's determination of same shall be conclusive in the absence of manifest error. Except as otherwise provided in the definition of the term "Interest Period", whenever a payment hereunder or under any of the other Related Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Bank's books and records from time to time shall be prima facie evidence of the amounts so outstanding.

      Section 7.4. Inability to Determine LIBOR Rate. In the event, prior to the commencement of any Interest Period, the Bank shall determine or be notified that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to the Loans during any Interest Period, the Bank shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event the Loans (or any Tranches thereof) will automatically, on the last day of then current Interest Period applicable to such Loans or Tranches, become a Base Rate Loan until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall so notify the Borrower.

       Section 7.5. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for the Bank to make available, or maintain in effect, the LIBOR Rate, the Bank shall forthwith give notice of such circumstances to the Borrower and thereupon any Loans bearing interest at a LIBOR Rate shall be converted automatically to Base Rate Loans on the last day of then current Interest Period applicable to such Loans or within such earlier period as may be required by law. The Borrower hereby agree promptly to pay the Bank, upon demand by the Bank, any additional amounts necessary to compensate the Bank for any costs incurred by the Bank in making any conversion in accordance with this paragraph, including any interest or fees payable by the Bank to lenders of funds obtained by it in order to make available, or maintain in effect, the LIBOR Rate for the Loans.

      Section 7.6. Additional Costs, etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

     (1) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Related Documents or the Indebtedness (other than taxes based upon or measured by the revenue, income or profits of the Bank), or

     (2) materially change the basis of taxation (except for changes in taxes on revenue, income or profits) of payments to the Bank of the principal of or the interest on the Indebtedness of any other amounts payable to the Bank under this Agreement or the other Related Documents, or

     (3) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Bank, or

     (4) impose on the Bank any other conditions or requirements with respect to this Loan Agreement, the other Related Documents, the Indebtedness, or any class of loans of which the Indebtedness forms a part, and the result of any of the foregoing is

                (i) to increase the cost to the Bank of making, funding, issuing, renewing, extending or maintaining the Indebtedness or issuing Credits, or

                (ii) to reduce the amount of principal, interest or other amount payable to the Bank hereunder on account of such the Indebtedness, or

                (iii) to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregoing interest or others sum.

      Section 7.7. Capital Adequacy. If after the date hereof the Bank determines that (a) the adoption of or change in any law, governmental rule, regulations, policy guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by the Bank or any corporation controlling the Bank with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on the Bank's Loans to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by the Bank to be material, then the Bank may notify the Borrower of such fact. The Borrower agrees to pay the Bank for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by the Bank of a certification in accordance with Section 7.8.

      Section 7.8. Certificate; Optional Right of Prepayment. The Bank shall provide the Borrower with a certificate setting forth any additional amounts which it declares to be payable pursuant to Sections 7.6 and 7.7 hereof, and a complete explanation of such amounts which are due, and each such certificate shall be conclusive, absent manifest error, that such amounts are due and owing. The Borrower shall have the right, at any time within 90 days of receipt of any such certificate, to prepay all the Loans (subject to any and all prepayment penalties and obligations to pay Funding Losses under the terms of this Agreement) without being obligated to pay any such additional costs set forth in such certificate, after which the Bank shall promptly terminate, discharge and release of record (at the
Borrowers' expense) all of its Encumbrances affecting the Collateral and return all Collateral to the Borrower.

      Section 7.9. Indemnity. The Borrower agrees to indemnify the Bank and to hold the Bank harmless from and against any and all Funding Losses or any other loss, cost or expense that the Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Indebtedness as and when due and payable, including any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate in effect for the Loans, or (b) the making of any payment of Indebtedness on a day that is not the last day of the applicable Interest Period, including interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate in effect for the Loans.


                           ARTICLE VIII

                  SECURITY FOR THE INDEBTEDNESS

      Section 8.1. Security. The Indebtedness shall be secured by the following:

     (a)  the Security Agreements;

     (b)  the Mortgage;

      (c) Commercial Guaranty of the Borrower's indebtedness to the Bank by Aviation; and

      (d) Commercial Guaranty of the Borrower's indebtedness to the Bank by Omni Marine.

The Borrower understands and acknowledges that items (a) and (b) above constitute a first priority mortgage lien or security interest, as the case may be, in favor of the Bank.



                            ARTICLE IX

                       CONDITIONS PRECEDENT

      Section 9.1. General Conditions Precedent to All Loans and Credits. The obligation of the Bank to make any Loan or to issue any Credit hereunder shall be subject to the satisfaction and the continued satisfaction of the following conditions precedent:

      (a) The Borrower shall have executed and delivered to the Bank this Agreement, the Collateral Documents, the Notes and all other documents required by this Agreement, and the Guarantor shall have executed and delivered to the Bank this Agreement, the Guaranty, and all other documents required by this Agreement, all in form and substance and in such number of counterparts as may be required by the Bank;

      (b) The representations and warranties of the Borrower and the Guarantor as set forth herein, or in any Related Document furnished to the Bank in connection herewith, shall be and remain true and correct;

      (c) The Bank shall have received a favorable legal opinion of counsel to the Borrower and the Guarantor, in form, scope and substance satisfactory to the Bank;

      (d) The Bank shall have received certified resolutions of the Borrower and the Guarantor authorizing the execution of all documents contemplated hereby;

      (e) The Bank shall have received all fees, charges and expenses which are due and payable as specified in this Agreement or any Related Document;

      (f) No Default or Event of Default shall exist or shall result from the making of a Loan or the issuance of a Credit;

      (g) The Borrower and the Guarantor shall have provided the Bank with all financial statements, reports and certificates required by this Agreement (including an initial borrowing base certificate of the Borrower in the form required by Section 11.1(g) which is hereby required as a condition to the initial advance of any kind to the Borrower hereunder);

       (h) The Bank shall have received the articles of incorporation and bylaws, as amended, of the Borrower and the articles of organization, operating agreement, articles of incorporation, and bylaws, as amended, of the Guarantor, and the Bank's counsel shall have reviewed the foregoing documents and is satisfied with the validity, due authorization and enforceability thereof and of all Related Documents;

     (i)  The Bank shall have received evidence acceptable to the
Bank  and  its  counsel  that  its  Encumbrances  affecting   the
Collateral shall have a first priority position, subject only to Permitted Encumbrances;

     (j) The Borrower shall have complied with the procedure set forth in this Agreement for the making of the particular type of Loan then being applied for;

     (k)  There shall have occurred no Material Adverse Change;

      (l) The Bank's due diligence and review of all financial information provided by the Borrower and the Guarantor, and the Bank's field audit of the Borrower's books and records, shall be satisfactory to the Bank;

      (m)   The  Bank's receipt of satisfactory evidence  of  the
prepayment of senior and subordinated indebtedness of the Borrower and the Guarantor. In the event all such debt is not prepaid, the outstanding amount thereof will reduce (dollar for dollar) the $10,500,000.00 limit specified in Section 12.5(d) below, and the Bank's receipt, if applicable, of a subordination agreement affecting such debt. The Bank reserves the right to allow the Borrower a period of sixty (60) days (from the date of this Agreement) to obtain any necessary subordination agreement;

      (n) The Bank's receipt of a current listing of all senior and subordinated debt of the Borrower (on a consolidated basis);

      (o) The Bank's receipt of a current balance sheet of the Borrower; and

      (p) The Bank's receipt of satisfactory evidence that the Borrower received not less than $35,000,000.00 in proceeds from its recent initial public offering.



                            ARTICLE X

                  REPRESENTATIONS AND WARRANTIES

      The Borrower and the Guarantor represent and warrant to the Bank as follows:

      Section 10.1. Corporate Authority. Each Borrower is a corporation duly created, validly existing and in good standing under the laws of its state of Louisiana, and is duly qualified and in good standing as a foreign corporation in all other jurisdictions where the failure to qualify would have an adverse effect upon its ability to perform its obligations under this Agreement and all Related Documents. The Borrower has the power to enter into this Agreement, issue the Notes, mortgage and grant the liens and security interests in the Collateral in the manner and for the purpose contemplated by the Collateral Documents. The Borrower has the corporate power to perform its obligations hereunder and under the Related Documents. The making and performance by the Borrower of the Related Documents have all been duly authorized by all necessary company action (including all necessary member action), and do not and will not violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Borrower or the articles of incorporation and/or bylaws of the Borrower. The making and performance by the Borrower of the Related Documents to which it is a party do not and will not result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement or instrument to which the Borrower is a party or by which it may be bound or affected, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as contemplated by the Related Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower, and the Borrower is not in default under or in violation of any such order, writ, judgment, decree, determination, award, indenture, agreement or instrument. Each of the Related Documents to which the Borrower is a party constitutes a legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms. Omni Marine is a corporation duly created, validly existing, and in good standing under the laws of the State of Louisiana. Omni Marine's execution of this Agreement, the Guaranty, and the Collateral
Documents to which it is a party, has been authorized by all necessary corporate action, and each such document constitutes a legal, valid, and binding obligation of Omni Marine, enforceable in accordance with its terms. Aviation is a limited liability company duly created, validly existing, and in good standing under the laws of the State of Missouri. Aviation is registered to do business in the State of Louisiana. Aviation's execution of this Agreement, the Guaranty, and the Collateral Documents to which it is a party, has been authorized by all necessary action, and each such document constitutes a legal, valid, and binding obligation of Aviation, enforceable in accordance with its terms.

      Section 10.2. Financial Statements. The balance sheet of the Borrower at the date thereof, and the related statements of income and retained earnings for the year then ended, copies of which have been delivered to the Bank, are complete and correct and fairly present the financial condition of such entities as of the date or dates thereof. Each of said financial statements were prepared in conformity with GAAP applied on a basis consistent with the preceding year. No Material Adverse Change has occurred since said dates in the financial position or in the results of operations of the Borrower in their businesses taken as a whole.

      Section  10.3.  Title to Collateral.  The Borrower  or  the
Guarantor, as applicable, has good and marketable title to the Collateral, free and clear of all Encumbrances other than Permitted Encumbrances. The Collateral Documents constitute legal, valid and perfected first Encumbrances on the property interests covered thereby, subject only to Permitted Encumbrances.

     Section 10.4. Litigation. Other than as has been disclosed previously to the Bank in writing, there are no legal actions, suits or proceedings pending or threatened against or affecting the Borrower, the Guarantor, or any of their properties before any court or administrative agency (federal, state or local), which, if determined adversely to any of the Borrower or the Guarantor would constitute a Material Adverse Change to any of them, and there are no judgments or decrees affecting the Borrower or its property (including, without limitation, the Collateral) which are or may become an Encumbrance against such property.

       Section 10.5. Approvals. No authorization, consent, approval or formal exemption of, nor any filing or registration with, any governmental body or regulatory authority (federal, state or local), and no vote, consent or approval of the members of the Borrower is or will be required in connection with the execution and delivery by the Borrower of the Related Documents or the performance by the Borrower of its obligations hereunder and under the other Related Documents.

      Section 10.6. Required Insurance. The Borrower and the Guarantor shall maintain insurance with insurance companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which each of them operates, and as shall be reasonably satisfactory to the Bank, in each case with the Bank named as the loss payee and/or additional insured, as appropriate. Aviation shall also carry such insurance coverages as may be required by the Aircraft Security Agreement.

      The Borrower and the Guarantor agree to provide the Bank with originals or certified copies of such policies of insurance. The Borrower and the Guarantor further agree to promptly furnish the Bank with copies of all renewal notices and, if requested by the Bank, with copies of receipts for paid premium. The Borrower and the Guarantor shall provide the Bank with originals or certified copies of all renewal or replacement policies of insurance no later than fifteen (15) days before any such existing policy or policies should expire. If the Borrowers' and/or the Guarantor's insurance policies required hereunder and renewals thereof are held by another person, the Borrower and the Guarantor agree to supply original or certified copies of the same to the Bank within the time periods required above.

      Section 10.7. Licenses. The Borrower and the Guarantor possess adequate franchises, licenses and permits to own its properties and to carry on their business as presently conducted.

      Section 10.8. Adverse Agreements. The Borrower and the Guarantor are not parties to any agreement or instrument, nor subject to any charter or other restriction, materially and adversely affecting the business, properties, assets, or operations of the Borrower or the Guarantor or its/their condition (financial or otherwise), and the Borrower and the Guarantor are not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which they are a party, which default would constitute a Material Adverse Change.

      Section 10.9.  Default or Event of Default.  No Default  or
Event of Default hereunder has occurred or is continuing or will occur as a result of the giving effect hereto.

      Section  10.10.   Employee Benefit  Plans.   Each  employee
benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event (as defined in ERISA) has occurred with respect to any such plan,
(ii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (iii) no steps have been taken to terminate any such plan.

     Section 10.11.  Investment Company Act.  The Borrower is not
an   "investment  company"  or  a  company  "controlled"  by   an
"investment  company,"  within  the  meaning  of  the  Investment
Company Act of 1940, as amended.

      Section  10.12.  Public Utility Holding Company  Act.   The
Borrower is not a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility
Holding Company Act of 1935, as amended.

     Section 10.13. Regulations G, T and U. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System), and none of the proceeds of the Loans will be used for the purpose of purchasing or carrying such margin stock.

      Section 10.14. Location of Offices, Records, Equipment and Inventory. The chief place of business of the Omni Marine, and the office where the Omni Marine keeps its records concerning the Collateral, is 315 South College, Suite 165, Lafayette, Louisiana 70503. The chief place of business of Aviation, and the office where Aviation keeps its records concerning the Collateral, is 301 Shepard Drive, Lafayette, Louisiana 70508. The chief place of business of the Borrower, and the office where the Borrower keeps all of its records concerning the Collateral, is 4484 N.E. Evangeline Thruway, Carencro, Louisiana 70520.

      Section 10.15. Information. All information heretofore or contemporaneously herewith furnished by the Borrower and the Guarantor to the Bank for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of the Borrower and the Guarantor to the Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

      Section 10.16. Environmental Matters. Except as may have been disclosed in writing to the Bank prior to the date hereof, no properties of the Borrower has ever been, nor will ever be so long as this Agreement remains in effect, used for the generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Environmental Laws, except in compliance with such Environmental Laws. Except as may have been disclosed in writing by the Borrower to the Bank, the Borrower represents and warrants that it is in material compliance with all Environmental Laws affecting it and its properties.

      No friable asbestos, or any substance containing asbestos deemed hazardous by federal or state regulations on the date of this Agreement, has been installed in or on any of the property comprising the Collateral. The said property and the Borrower are not in violation of or subject to any existing, pending, or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any applicable laws pertaining to health or the environment (hereinafter sometimes collectively called "Applicable Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA"), and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the said property and known to the Borrower. The Borrower has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the said property by reason of any Applicable Environmental Laws. No hazardous substances or solid wastes have been disposed of or otherwise released on or to the said property. The use which the Borrower makes and intends to make of the said property will not result in the disposal or other release of any hazardous substance or solid waste on or to the said property. The terms "hazardous substance" and "release" as used in this Agreement shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA, provided, however, in the event that the laws of the State of Louisiana establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

      Section 10.17. Solvency of the Borrower and the Guarantor. The Borrower and the Guarantor are, and after consummation of the transactions contemplated by this Agreement (including the making of the Loans and the issuance of the Credits), and after giving effect to all obligations incurred by the Borrower and the Guarantor in connection herewith, will be, Solvent.

     Section 10.18.  Governmental Requirements. The Collateral is
in   compliance   with  all  current  governmental   requirements
affecting the said property.

      Section 10.19. Existing Lease. The Borrower, as the successor-by-merger to Omni Geophysical, represents and warrants that it has a lease affecting its present business location located on I-49 North in Lafayette Parish, Louisiana which extends through June of 1998.

      Section 10.20. Survival of Representations and Warranties. The Borrower and the Guarantor understand and agree that the Bank is relying upon the above representations and warranties in making the Loans to the Borrower. The Borrower and the Guarantor further agree that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as the Indebtedness shall be paid in full, or until this Agreement shall be terminated, whichever is the last to occur.


                            ARTICLE XI

                      AFFIRMATIVE COVENANTS

      In  addition  to the covenants contained in the  Collateral
Documents, which covenants are hereby ratified and confirmed by the Borrower and the Guarantor, as the case may be, the Borrower and the Guarantor covenant and agree as follows:

      Section 11.1.  Financial Statements.  The Guarantor and the
Borrower will furnish or cause to be furnished to the Bank:

     (a) as soon as available and in any event within one hundred twenty (120) days following the close of fiscal year of the Borrower, audited, consolidated and consolidating financial statements of the Borrower consisting of a balance sheet as at the end of such fiscal year and statements of income, and statement of cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, certified by independent certified public accountants of recognized standing acceptable to the Bank,

     (b) as soon as available and in any event within one hundred twenty (120) days following the close of fiscal year of Omni Marine, Aviation, and any other Subsidiary of the Borrower, audited financial statements of Omni Marine, Aviation, and any other Subsidiary of the Borrower consisting of a balance sheet as at the end of such fiscal year and statements of income, and statement of cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, certified by independent certified public accountants of recognized standing acceptable to the Bank,

     (c) within forty-five (45) days following the end of each calendar quarter, financial statements consisting of the consolidated balance sheet of the Borrower as of the end of such quarter, and a statement of income and statement of cash flow of the Guarantor for such quarter and for the fiscal year through such quarter, all certified as materially true and correct by the chief financial officer of the Borrower as having been prepared in accordance with GAAP consistently applied,

     (d) within forty-five (45) days following the end of each calendar quarter, financial statements consisting of the balance sheet of Omni Marine, Aviation, and any other Subsidiary of the Borrower as of the end of such quarter, and a statement of income and statement of cash flow for such quarter and for the fiscal year through such quarter, all certified as materially true and correct by the chief financial officer of Omni Marine, Aviation, and any other Subsidiary of the Borrower as having been prepared in accordance with GAAP consistently applied,

     (e) within sixty (60) days after the end of each calendar quarter, a certificate signed by the chief financial officer of the Borrower, certifying that he has reviewed this Agreement and to the best of his knowledge no Default or Event of Default has occurred, or if such Default or Event of Default has occurred, specifying the nature and extent thereof, and that all financial covenants in this Agreement have been met, and providing a computation of all financial covenants contained herein, and details of any waivers, amendments, or modifications of any covenant contained in this Agreement,

     (f) within fifteen (15) days following the end of each calendar month, an aging of each the Borrower's and the Guarantor's Receivables and accounts payable, together with a certificate executed by the chief financial officer(s) of the Borrower and the Guarantor, identifying the amount of Qualified Receivables of the Borrower as of the end of such month, in such form and containing such representations and warranties regarding the Receivables as the Bank may reasonably require,

     (g) within fifteen (15) days following the end of each calendar month, and not less than weekly during each calendar month, and at any time upon the request by the Bank, a borrowing base certificate showing the Borrower's total Receivables, minus ineligibles, total Qualified Receivables, in form and substance acceptable to the Bank, accompanied by such supporting documents as may be required by the Bank, with the Borrower's borrowing base certificate to be certified by the chief financial officer(s) of the Borrower, and

     (h)  such  other  necessary financial information concerning
          the   Borrower  and  the  Guarantor  as  the  Bank  may
          reasonably request from time to time.

     Section 11.2. Notice of Default; Litigation; ERISA Matters. The Borrower will give written notice to the Bank as soon as reasonably possible and in no event more than five (5) Business Days of (i) the occurrence of any Default or Event of Default hereunder of which it has knowledge or should have knowledge,
(ii) the filing of any actions, suits or proceedings against the Borrower in any court or before any governmental authority or tribunal of which they have knowledge or should have knowledge which could cause a Material Adverse Change with respect to the Borrower and/or the Guarantor, (iii) the occurrence of a reportable event under, or the institution of steps by the Borrower to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which the Borrower may have liability, or (iv) the occurrence of any other action, event or condition of any nature of which they have knowledge which may cause, or lead to, or result in, any Material Adverse Change to the Borrower and/or the Guarantor.

      Section 11.3. Maintenance of Existence, Properties and Liens. Each of the Borrower and the Guarantor will (i) continue to engage in the business presently being operated by it; (ii) maintain its existence and good standing in each jurisdiction in which it is required to be qualified; (iii) keep and maintain all franchises, licenses and properties necessary in the conduct of its business in good order and condition; (iv) duly observe and conform to all material requirements of any governmental authorities relative to the conduct of its business or the operation of its properties or assets; and (v) maintain in favor of the Bank a first perfected lien and security interest in the Collateral, subject only to other Permitted Encumbrances.

     Section 11.4. Collateral Schedules and Locations. As often as the Bank shall reasonably require, the Borrower and the Guarantor shall deliver to the Bank schedules of such Collateral, including such information as the Bank may require, including without limitation names and addresses of account debtors and agings of Receivables and General Intangibles.

      Section 11.5. Taxes. Each of the Borrower and the Guarantor shall pay or cause to be paid when due, all taxes, local and special assessments, and governmental and other charges of every type and description, that may from time to time be imposed, assessed and levied against it or its properties. The Borrower and the Guarantor further agree to furnish the Bank with evidence that such taxes, assessments, and governmental and other charges due by the Borrower and the Guarantor have been paid in full and in a timely manner. The Borrower and/or the Guarantor may withhold any such payment or elect to contest any lien if the Borrower and/or the Guarantor are in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as the Bank's interest in the Collateral is not jeopardized.

      Section 11.6. Performance of Loan Documents. The Borrower and the Guarantor shall duly and punctually pay and perform each of its obligations under the Notes, under this Agreement (as the same may at any time be amended or modified and in effect) and under each of the Related Documents to which it is a party, in accordance with the terms hereof and thereof.

      Section 11.7. Compliance with Environmental Laws. The Borrower shall comply with and shall cause all of its employees, agents, invitees or sublessees to comply with all Environmental Laws with respect to the disposal of industrial refuse or waste, and/or the discharge, procession, treatment, removal, transportation, storage and handling of hazardous or toxic wastes and substances, and pay immediately when due the cost of removal of any such waste or substances from, and keep their properties free of any lien imposed pursuant to any such laws, rules, regulations or orders.

      The Borrower shall give notice to the Bank as soon as reasonably possible and in no event more than five (5) days after it receives any compliance orders, environmental citations, or other notices from any governmental entity relating to any environmental condition relating to its properties or elsewhere for which it may have legal responsibility with a full description thereof; the Borrower agrees to take any and all reasonable steps, and to perform any and all reasonable actions necessary or appropriate to promptly comply with any such citations, compliance orders or Environmental Laws requiring the Borrower to remove, treat or dispose of such hazardous materials, wastes or conditions at the sole expense of the Borrower, to provide the Bank with satisfactory evidence of such compliance; provided, however, that nothing contained herein shall preclude the Borrower from contesting any such compliance orders or citations if such contest is made in good faith, appropriate reserves are established for the payment for the cost of compliance therewith, and the Bank's security interest in any such property affected thereby (or the priority thereof) is not jeopardized.

      Regardless of whether any Event of Default hereunder shall have occurred and be continuing, the Borrower (i) releases and waives any present or future claims against the Bank for indemnity or contribution in the event the Borrower becomes liable for remediation costs under and Environmental Laws, and
(ii) agrees to defend, indemnify and hold harmless the Bank from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys fees and remedial costs), suits, administrative orders, agency demand letters, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future (whether before or after the termination of this Agreement) be paid, incurred, or suffered by, or asserted against the Bank by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from or onto the property of the Borrower of any hazardous materials, wastes or conditions regulated by any Environmental Laws, contamination resulting therefrom, or arising out of, or resulting from, the environmental condition of such property or the applicability of any Environmental Laws relating to hazardous materials (including, without limitation, CERCLA or any so called federal, state or local "super fund" or "super lien" laws, statute, ordinance, code, rule, regulation, order or decree) regardless of whether or not caused by or within the control of the Bank (the costs and/or liabilities described in (i) and (ii) above being hereinafter referred to as the "Liabilities"). The covenants and indemnities contained in this Section 11.7 shall survive termination of this Agreement.

      Section 11.8. Further Assurances. The Borrower and the Guarantor will, at any time and from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank, in order to cure any defects in the execution and delivery of, or to comply with or accomplish the covenants and agreements contained in this Agreement or the Collateral Documents.

      Section 11.9. Financial Covenants. The Borrower shall comply with the following covenants and ratios:

     (a) The Borrower shall maintain on a consolidated, calendar quarterly basis, a debt service coverage ratio of at least 1.25 to 1.0. The term "debt service coverage" means the sum of net income before interest, taxes, depreciation, and amortization, less dividends, to current maturities of long term debt plus total interest expense. EBITDA shall be calculated on a rolling four quarters basis.

     (b) The Borrower shall not allow (on a consolidated basis) a ratio of Funded Debt divided by Tangible Net Worth to exceed 1.00 to 1.00 at any time.

     (c) The Borrower shall at all times maintain working capital (on a consolidated basis) of greater than $1,000,000.00. For the purposes hereof, "working capital" shall mean total consolidated current assets (including availability under the Revolving Loan Commitment) less total consolidated current liabilities.

     (d)  The  Borrower  shall  maintain  at  all  times,  on   a
          consolidated basis, a Funded Debt to EBITDA ratio of not more than 3.5 to 1.0. EBITDA shall be calculated on a trailing four quarters basis.

      Section 11.10. Operations. The Borrower and the Guarantor shall conduct their business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting their properties, charters, businesses and operations, including compliance with all minimum funding standards and other requirements of ERISA of 1974, and other laws applicable to any employee benefit plans which they may have.

      Section 11.11. Change of Location. The Borrower and the Guarantor shall, within ten (10) Business Days prior to any such addition or change, notify the Bank in writing of any proposed additions to or changes in the location of their respective businesses.

      Section 11.12. Employee Benefit Plans. So long as this Agreement remains in effect, the Borrower and the Guarantor will maintain each employee benefit plan as to which they may have any liability, in compliance with all applicable requirements of law and regulations

       Section  11.13.   Deposit  Accounts.   The  Borrower,  the
Guarantor, and any Subsidiary of the Borrower, will maintain all substantial deposit and operating accounts (including separate tenant deposit accounts) with the Bank.

       Section 11.14. Dominion Account. The Borrower has established a lockbox with the Bank into which all proceeds of Receivables of the Borrower shall be remitted. The Borrower will promptly direct its customers to remit payments of all of their accounts receivable to such lockbox. Remittances received under the lockbox arrangement will be deposited by the Bank to the demand deposit account maintained by the Borrower with the Bank (the "Dominion Account", account number 812378643). The Bank shall have dominion over all funds in the Dominion Account. The Borrower shall deposit all payments of accounts receivable which are not remitted by customers directly to the Dominion Account into the Dominion Account on the date such remittance is received. Amounts deposited into the Dominion Account will be used for daily loan payments towards the Revolving Note as described in Section 2.2.6. The Borrower will have no access to any funds in the Dominion Account for so long as this Agreement remains in effect, the Revolving Note has not been paid in full, or any Credits or other Indebtedness of the Borrower remains outstanding.

      Section 11.15. Field Audits; Other Information. Each of the Borrower and the Guarantor shall allow the Bank's employees and agents access to their books and records and properties during normal business hours to perform field audits from time to time. The Borrower shall pay all costs and expenses associated with such field audits. The Borrower and the Guarantor will provide the Bank with such other information as the Bank may reasonably request from time to time.

      Section 11.16. Ownership of Aviation and Omni Marine. The Borrower and the Guarantor covenant and agree that the Borrower shall continue to own 100% of the membership interests of Aviation and 100% of the issued and outstanding stock of Omni Marine.

      Section 11.17. Sale of Collateral. In the event the Borrower or any Guarantor sells any equipment or any other tangible asset that is part of the Collateral, the Borrower and the Guarantor agree to pay down the Term Loan immediately after such sale by the following amount: (i) if the item is sold for market value, the pay down must be equal to said market value;
(ii) if the item is sold for greater than market value, the pay down must be at least equal to market value; or (iii) if the item is sold for less than market value, the pay down must be at least equal to market value.

      Section 11.18. Survey. The Borrower agrees to provide the Bank within thirty (30) days from January 20, 1998, with a final as built survey of the property encumbered by the Mortgage, in form and substance satisfactory to the Bank that will enable the Bank to obtain an endorsement to the Bank's loan policy.



                           ARTICLE XII

                        NEGATIVE COVENANTS

      In addition to the negative covenants contained in the Collateral Documents, which covenants are hereby ratified and confirmed by the Borrower and the Guarantor, as the case may be, the Borrower and the Guarantor covenant and agree as follows:

      Section 12.1. Limitations on Fundamental Changes. The Borrower and the Guarantor shall not change the nature of their business, grant credit terms to its customers on terms different than those presently granted to customers, or form any subsidiary without the prior written consent of the Bank, nor shall the Borrower or the Guarantor enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution).

      Section 12.2. Disposition of Assets. The Borrower and the Guarantor shall not convey, sell, lease, assign, transfer or otherwise dispose of, any of its property, business or assets (whether now owned or hereafter acquired) that has a value of $2,000,000 or more without the prior written consent of the Bank. Proceeds of any permitted asset disposition must be based on an arm's length transaction at market rates, and must be used to reduce the Term Loan.

      Section 12.3. Restricted Payments. The Borrower shall not declare or pay (or set aside reserves for payment of) any dividends or distributions, make any shareholder or affiliate loans, or pay excessive compensation or enter into any similar transactions with the shareholders, officers, or affiliates of the Borrower without the prior written consent of the Bank. The term "excessive compensation" as used in this Section 12.3, means compensation in excess of three times total current salary for the Borrower's senior management, which total current salary is approximately $675,000.00. Further, any increase in compensation to shareholders, officers or affiliates of Borrower is prohibited unless, after giving effect to such increase, the Borrower is in compliance with all covenants contained in this Agreement, including financial covenants.

     Section 12.4. Encumbrances. The Borrower and the Guarantor shall not create, incur, assume or permit to exist any Encumbrances on any of their property now owned or hereafter acquired, except for the following (hereinafter referred to as the "Permitted Encumbrances"):

     (a)  Encumbrances   for   taxes,   assessments,   or   other
          governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserves as shall be required by GAAP shall have been made therefor;

     (b) Encumbrances of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;

     (c) Inchoate liens arising under ERISA to secure the contingent liabilities, if any, permitted by this Agreement;

     (d) The Collateral Documents and any other liens in favor of the Bank to secure the Indebtedness of the Borrower to the Bank; or

     (e)  Liens  in  favor of The CIT Group/Equipment  Financing,
          Inc. existing as of the day of this Agreement.

     Section 12.5.  Debts, Guaranties and Other Obligations.  The
Borrower and the Guarantor will not incur, create, assume or in any manner become or be liable in respect of any Debt direct or contingent, except for:

     (a)  The Indebtedness to the Bank under this Agreement;

     (b) Trade payables or operating and facility leases from time to time incurred in the ordinary course of business;

     (c) Taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor; or

     (d) Additional Debt up to $10,500,000.00. The term "Additional Debt" shall mean the consolidated debt of the Borrower and the Guarantor, including senior and subordinated debt, but excluding the Indebtedness.

       Section  12.6.   Investments,  Loans  and  Advances.   The
Borrower and the Guarantor will not make or permit to remain outstanding any loans or advances to or investments in any Person, except for:

     (a) Investments in direct obligations of the United States of America or any agency thereof;

     (b) Investments in either certificates of deposit of maturities less than one year, issued by the Bank, or if the Bank is not substantially competitive (in terms of certificate of deposit interest rate for comparable amounts) with other banks (having a credit rating acceptable to the Bank) certificates of deposit of maturities less than one year, issued by one or more of such other banks;

     (c) Investments in commercial paper of maturities less than one year with the best rating by Standard & Poors, Moody's Investors Service, Inc., or any other rating agency satisfactory to the Bank;

     (d) Routine advances to employees made in the ordinary course of business;

     (e) Investments in the stock of domestic corporations (who conduct their business in the United States) up to the sum of $5,000,000.00 in the aggregate; and

     (f) Investment in the stock of American Aviation, Inc. or in a new subsidiary formed to acquire the assets of American Aviation, Inc.

      Section 12.7. Changes in Management and Control. The senior management of the Borrower will not change without the prior written consent of the Bank, and David Jeansonne will remain as the Chairman of the Board of the Borrower until at least June 30, 2003.

      Section 12.8. Other Agreements. The Borrower and the Guarantor will not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by any of them hereunder or in connection herewith.

      Section 12.9. Transactions with Affiliates. The Borrower and the Guarantor will not enter into any agreement with any affiliate except to the extent that such agreements are commercially reasonable which provide for terms which would normally be obtainable in an arm's length transaction with an unrelated third party.



      Section  12.10.  Minimum Amount in Dominion  Account.   The
Borrower will maintain a minimum balance of $10,000.00 in the Dominion Account.



                           ARTICLE XIII

                        EVENTS OF DEFAULT

     Section 13.1. Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default:

     Default under the Indebtedness. Should the Borrower default in the payment of principal or interest under the Indebtedness of the Borrower.

      Default under this Agreement. Should the Borrower or the Guarantor violate or fail to comply fully with any of the terms and conditions of, or default under, this Agreement, and such default not be cured within ten days of the occurrence thereof (provided, however, that no cure period shall be available for a default in the obligation to maintain insurance coverages required hereby).

     Default Under Other Agreements. Should any event of default occur or exist under any of the Related Documents or should the Borrower or the Guarantor violate, or fail to comply fully with, any terms and conditions of any of the Collateral Documents or Related Documents, and such default not be cured within ten days of the occurrence thereof (provided, however, that no cure period shall be available for a default in the obligation to maintain insurance coverages required thereby).

      Other Defaults in Favor of the Bank. Should the Borrower default under any other loan, extension of credit, security agreement, or other obligation in favor of the Bank and fail to cure same in accordance with any applicable cure periods.

      Default in Favor of Third Parties. Should the Borrower or the Guarantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person and fail to cure same in accordance with any applicable cure periods.

      Insolvency. The following occurrences, in addition to the failure or suspension of either the Borrower or the Guarantor, shall constitute an Event of Default hereunder:

     (a) Filing by the Borrower or either Guarantor of a voluntary petition or any answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing, or any action by the Borrower or either Guarantor consenting to, approving of, or acquiescing in, any such petition or proceeding; the application by the Borrower or either Guarantor for, or the appointment by consent or acquiescence of, a receiver or trustee of the Borrower or either Guarantor for all or a substantial part of the property of any such Person; the making by the Borrower or either Guarantor, of an assignment for the benefit of creditors; the inability of the Borrower or either
          Guarantor or the admission by the Borrower or either Guarantor in writing, of its inability to pay its debts as they mature (the term "acquiescence" means the failure to file a petition or motion in opposition to such petition or proceeding or to vacate or discharge any order, judgment or decree providing for such appointment within sixty (60) days after the appointment of a receiver or trustee); or

     (b) Filing of an involuntary petition against the Borrower or either Guarantor in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing and such petition remains undismissed or unanswered for a period of sixty (60) days from such filing; or the insolvency appointment of a receiver or trustee of the Borrower or either Guarantor for all or a substantial part of the property of such Person and such appointment remains unvacated or unopposed for a period of sixty (60) days from such appointment, execution or similar process against any substantial part of the property of the Borrower or either Guarantor and such warrant remains unbonded or undismissed for a period of sixty (60) days from notice to the Borrower or either Guarantor of its issuance.

       Dissolution  Proceedings.   Should  proceedings  for   the
dissolution or appointment of a liquidator of the Borrower or either Guarantor be commenced.

      False Statements. Should any representation or warranty of either the Borrower or the Guarantor made in connection with the Indebtedness prove to be incorrect or misleading in any material respect when made or reaffirmed.

      Material Adverse Change. Should a Material Adverse Change with respect to either the Borrower or the Guarantor occur at any time and not be cured within ten days of the occurrence thereof.

      Upon the occurrence of an Event of Default, all Commitments of the Bank under this Agreement will terminate immediately (including any obligation to make any further Revolving Loans and/or Acquisition Loans, to issue any further Credits to or for the account of any Borrower or to fund the Term Loan), and, at the Bank's option, the Notes and all Indebtedness of the Borrower will become immediately due and payable, all without notice of any kind to the Borrower or the Guarantor, except that in the case of type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional.

      Upon the occurrence of an Event of Default, the Bank may proceed to realize upon the Collateral under the terms of the Collateral Documents and exercise any other rights which it has by law or contract (which rights shall be cumulative in nature).

     Section 13.2. Waivers. Except as otherwise provided for in this Agreement and by applicable law, the Borrower and the Guarantor waive (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Bank on which the Borrower or the Guarantor may in any way be liable and hereby ratify and confirm whatever the Bank may do in this regard, (ii) all rights to notice and a hearing prior to the Bank's taking possession or control of, or to the Bank's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing the Bank to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. The Borrower and the Guarantor acknowledge that they have been advised by counsel of their choice with respect to this Agreement, the other Collateral Documents, and the transactions evidenced by this Agreement and other Collateral Documents.


                           ARTICLE XIV

                          MISCELLANEOUS

      Section 14.1. No Waiver; Modification in Writing. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No amendment, modification or waiver of any provision of this Agreement or of the Notes, nor consent to any departure by the Borrower or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing signed by or on behalf of the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower or the Guarantor in any case shall entitle the Borrower or the Guarantor to any other or further notice or demand in similar or other circumstances.

      Section 14.2. Payment on Non-Business Day. Whenever any payment to be made hereunder or on account of any of the Notes shall be scheduled to become due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest and fees payable hereunder or on account of the Notes.

      Section 14.3. Addresses for Notices. All notices and communications provided for hereunder shall be in writing and, shall be mailed, by certified mail, return receipt requested, or delivered as set forth below unless any person named below shall notify the others in writing of another address, in which case notices and communications shall be mailed, by certified mail, return receipt requested, or delivered to such other address.

      If to the Bank:

           Hibernia National the Bank
           P. O. Box 61540
           New Orleans, LA  70161
           Attn:  Energy and Maritime Department

      If to the Borrower:

           Omni Energy Services Corp.
           4484 N.E. Evangeline Thruway
           Carencro, LA  70520
           Attn:  David Jeansonne

      If to Omni Marine:

           Omni Marine & Supply, Inc.
           315 South College, Suite 165
           Lafayette, LA  70503
           Attn:  David Jeansonne

      If to Aviation:

           American Aviation L.L.C.
           301 Shepard Drive
           Lafayette, LA  70508
           Attn:  David Jeansonne


      Section 14.4. Fees and Expenses. The Borrower agrees to pay all fees, costs and expenses of the Bank in connection with the preparation, execution and delivery of this Agreement, and all Related Documents to be executed in connection herewith and subsequent modifications or amendments to any of the foregoing,
including   without   limitation,   the   reasonable   fees   and
disbursements of counsel to the Bank, and to pay all costs and expenses of the Bank in connection with the enforcement of this Agreement, the Notes or the other Related Documents, including reasonable legal fees and disbursements arising in connection therewith. The Borrower also agrees to pay, and to save the Bank harmless from any delay in paying stamp and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the other Related Documents, or any modification thereof.

      Section 14.5. Security Interest and Right of Set-off. The Bank shall have a continuing security interest in, as well as the right to set-off the obligations of the Borrower hereunder against, all funds which the Borrower may maintain on deposit with the Bank (with the exception of funds deposited in the Borrower's accounts in trust for third parties or funds deposited in pension accounts, IRA's, Keogh accounts and All Saver Certificates), and the Bank shall have a lien upon and a security interest in all property of the Borrower in the Bank's possession or control which shall secure the Indebtedness of the Borrower.

      Section 14.6. Waiver of Marshaling. The Borrower and the Guarantor shall not at any time hereafter assert any right under any law pertaining to marshaling (whether of assets or liens) and the Borrower and the Guarantor expressly agree that the Bank may execute or foreclose upon the Collateral in such order and manner as the Bank, in its sole discretion, deems appropriate.

      Section 14.7.  Governing Law.  This Agreement and the Notes
shall  be deemed to be contracts made under the laws of the State
of   Louisiana  and  for  all  purposes  shall  be  construed  in accordance with the laws of said State.

      Section 14.8. Consent to Loan Participation. The Borrower and the Guarantor agree and consent to the Bank's sale or transfer, whether now or later, of one or more participation interests in the Indebtedness of the Borrower arising pursuant to this Agreement to one or more purchasers, whether related or unrelated to the Bank. The Bank may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge the Bank may have about the Borrower and the Guarantor or about any other matter relating to such Indebtedness, and the Borrower and the Guarantor hereby waive any rights to privacy they may have with respect to such matters. The Borrower and the Guarantor also agree that the purchasers of any such participation interest will be considered as the absolute owners of such interests in such Indebtedness.

       Section 14.9. WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. (a) THE BORROWER, THE GUARANTOR, AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER, THE GUARANTOR, AND THE BANK MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THE NOTES, (ii) THIS AGREEMENT, (iii) THE COLLATERAL DOCUMENTS OR (iv) THE COLLATERAL. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, THE GUARANTOR, AND THE BANK, AND THE BORROWER, THE GUARANTOR, AND THE BANK HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER, THE GUARANTOR, AND THE BANK EACH FURTHER REPRESENT THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

      (b) THE BORROWER AND THE GUARANTOR HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE STATE COURTS OF LOUISIANA AND THE FEDERAL COURTS IN LOUISIANA AND AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE NOTES, THIS AGREEMENT AND/OR THE COLLATERAL DOCUMENTS MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION.

      Section 14.10. Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

     Section 14.11. Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.



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      IN  WITNESS  WHEREOF, the parties hereto have  caused  this
Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              OMNI ENERGY SERVICES CORP.


                              By:  /s/ David E. Crays
                                Name:  David E. Crays
                                Title: Vice President and Chief Financial
                                                 Officer


                              AMERICAN AVIATION L.L.C.

                              By:
                              OMNI ENERGY SERVICES CORP.,
                                as Sole Member


                                By:  /s/  David E. Crays
                                   Name:  David E. Crays
                                   Title: Vice President and Chief Financial
                                                     Officer



                              OMNI MARINE & SUPPLY, INC.


                              By:  /s/  David E. Crays
                                Name:   David E. Crays
                                Title:  Vice President and Chief Financial
                                                    Officer



                              HIBERNIA NATIONAL BANK


                              By: /s/ Tammy M. Angelety
                                 --------------------------------
                                Name: Tammy M. Angelety
                                Title:   Assistant Vice President